Exhibit 99.1

News Release

DIVERSEY REPORTS FOURTH QUARTER AND FULL YEAR 2022 RESULTS

•Reported sales +4.3% in the fourth quarter compared to prior year and full year 2022 reported sales +5.6%
•Net loss of $59.5 million for the fourth quarter and $169.3 million for full year 2022
◦Fourth quarter Adjusted EBITDA was $93.4 million, representing Adjusted EBITDA margin of 13.3%
◦Full year Adjusted EBITDA was $330.1 million, representing Adjusted EBITDA margin of 11.9%

FORT MILL, S.C., March 17, 2023: Diversey Holdings, Ltd. ("Diversey") (NASDAQ: DSEY) announced fourth quarter and full year results.

	Year Ended December 31
(millions)	2022	2021	% Change
Net sales	$2,765.9	$2,618.9	5.6%
Loss before taxes	(185.5)	(149.5)	(24.1)%
Net loss	(169.3)	(174.8)	3.1%
Adjusted net income(1)	86.7	151.8	(42.9)%

Adjusted EBITDA(1)	330.1	410.1	(19.5)%
% Margin(1)	11.9%	15.7%	(380) bps

Unaudited	Fourth Quarter Ended December 31
(millions)	2022	2021	% Change
Net sales	$701.6	$672.4	4.3%
Loss before taxes	(79.2)	(17.4)	(355.2)%
Net loss	(59.5)	(35.7)	(66.7)%
Adjusted net income(1)	26.6	51.2	(48.0)%

Adjusted EBITDA(1)	93.4	109.5	(14.7)%
% Margin(1)	13.3%	16.3%	(300) bps

(1) See the “Non-GAAP Financial Information and Segment Adjusted EBITDA” section herein for explanations of these financial measures.

Fourth Quarter 2022 Consolidated Results

Net sales increased 4.3% versus prior year or 15.4% when adjusting for currency, showing positive momentum exiting the year. Each segment continues to win new customers while passing through pricing to combat high cost inflation.

Loss before taxes of $79.2 million in the fourth quarter of 2022 included Special Items (as defined below) impact of $103.3 million and compared to loss before taxes of $17.4 million in fourth quarter 2021 including Special Items impact of $59.0 million. Adjusted net income in fourth quarter 2022 was $26.6 million compared to $51.2 million in the fourth quarter 2021 and $28.6 million in fourth quarter 2020 with Adjusted EPS of $0.09 in fourth quarter 2022 compared to $0.16 in fourth quarter 2021 and $0.12 in fourth quarter 2020.

Adjusted EBITDA for fourth quarter 2022 was $93.4 million, representing a decline of 14.7% versus the period in 2021 as reported or a decline of 5.8% when adjusting for currency. Adjusted EBITDA margin declined 300 basis points compared to the same period 2021. In the fourth quarter, pricing accounted for more than 14% revenue growth. However, accelerating pricing and volume was more than offset by higher costs and foreign exchange pressures in the period.

Segment Review

Institutional

Unaudited	Fourth Quarter Ended December 31
(millions)	2022	2021	% Change
Net sales	$490.3	$486.9	0.7%
Adjusted EBITDA	68.5	86.3	(20.6)%
% Margin	14.0%	17.7%	(370) bps

Reported net sales in the Institutional segment of $490.3 million were 0.7% above Q4 2021 or 11.1% when adjusting for currency. Growth in the quarter reflects a combination of new client wins, innovation, pricing, and continued expansion with our existing customers. Adjusted EBITDA of $68.5 million declined 20.6% compared to Q4 2021 or 11.8% when adjusting for currency. Adjusted EBITDA margin declined 360 basis points vs Q4 2021 due to cost pressures, but has grown 280 basis points sequentially from Q1 2022 as pricing has gained traction. Acquisitions contributed $10.0 million to sales growth and $0.7 million to Adjusted EBITDA.

Food & Beverage

Unaudited	Fourth Quarter Ended December 31
(millions)	2022	2021	% Change
Net sales	$211.3	$185.5	13.9%
Adjusted EBITDA	24.0	32.4	(25.9)%
% Margin	11.4%	17.5%	(610) bps

Net sales of $211.3 million in the Food & Beverage segment were 13.9% above Q4 2021 or 26.7% when adjusting for currency. This was driven by pricing, win rates and success with the new water treatment offering. Adjusted EBITDA of $24.0 million declined 25.9% and margin declined 610 basis points compared to Q4 2021. Adjusted EBITDA declined 17.3% when adjusting for currency. Acquisitions contributed $6.5 million to sales growth and $0.4 million to Adjusted EBITDA.

Transaction with Solenis

As announced on March 8, 2023, Diversey has entered into a definitive agreement to be acquired by Solenis in an all-cash transaction valued at an enterprise value of approximately $4.6 billion. If the merger is consummated, Diversey’s ordinary shares will be delisted from the Nasdaq Global Select Market and the company will cease to be a reporting company. Diversey expects the merger to be completed in the second half of 2023, subject to a number of closing conditions, including, among others, approval from our shareholders, receipt of certain regulatory approvals, and other customary closing conditions. In light of this transaction, as is customary during the pendency of an acquisition, Diversey will not be hosting an earnings conference call or live webcast to discuss its Q4 2022 or 2022 full year financial results and Diversey will not be providing guidance for the first quarter or full fiscal year 2023. For further details and discussion of our financial performance please refer to our annual report on Form 10-K for the year ended December 31, 2022.

About Diversey

Diversey’s purpose is to go beyond clean to take care of what’s precious through leading hygiene, infection prevention, and cleaning solutions. We develop and deliver innovative products, services, and technologies that save lives and protect our environment. Over the course of 100 years, the Diversey brand has become synonymous with product quality, service, and innovation.

For more information, visit www.diversey.com or follow us on LinkedIn, Facebook, or Twitter @diversey.

Diversey Holdings, Ltd.
Investor Contact:
Grant Graver
ir@diversey.com

Cautionary Statements Regarding Forward-Looking Information

This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which include all statements that do not relate solely to historical or current facts, such as statements regarding the Company’s expectations, intentions or strategies regarding the future, including strategies or plans as they relate to the proposed transaction. In some cases, you can identify forward-looking statements by the following words: “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “aim,” “potential,” “continue,” “ongoing,” “goal,” “can,” “seek,” “target” or the negative of these terms or other similar expressions, although not all forward-looking statements contain these words. These forward-looking statements are based on management’s beliefs, as well as assumptions made by, and information currently available to, the Company. Because such statements are based on expectations as to future financial and operating results and are not statements of fact, actual results may differ materially from those projected and are subject to a number of known and unknown risks and uncertainties, including: (i) uncertainties as to the timing of the proposed transaction; (ii) the risk that the merger may not be completed in a timely manner or at all, which may adversely affect the Company’s business and the price of the Shares; (iii) the possibility that competing offers or acquisition proposals for the Company will be made; (iv) the failure to satisfy any of the conditions to the consummation of the proposed transaction, including the adoption of the merger agreement by the Company’s shareholders and the receipt of certain regulatory approvals; (v) the occurrence of any event, change or other circumstance or condition that could give rise to the termination of the merger agreement, including in certain circumstances requiring the Company to pay a termination fee; (vi) the effect of the announcement or pendency of the proposed transaction on the Company’s stock price, business relationships, operating results and business generally; (vii) risks that the proposed transaction may disrupt the Company’s current business plans and operations; (viii) the Company’s ability to retain and hire key personnel in light of the proposed transaction; (ix) risks related to diverting management’s attention from the Company’s ongoing business operations; (x) unexpected costs, charges or expenses resulting from the proposed transaction; (xi) the ability of the buyer to obtain the necessary financing arrangements set forth in the commitment letters received in connection with the merger; (xii) potential litigation relating to the merger that could be instituted against parties to the merger agreement or other transaction agreements or their respective directors, managers or officers, including the effects of any outcomes of such litigation; (xiii) certain restrictions during the pendency of the merger that may impact the Company’s ability to pursue certain business opportunities or strategic transactions; (xiv) uncertain global economic conditions which have had and could continue to have an adverse effect on our consolidated financial condition and results of operations; (xv) the continuation of the COVID-19 pandemic may cause disruptions to the Company’s operations, customer demand, and its suppliers’ ability to support the Company; (xvi) the risks associated with the global nature of the Company’s operations; (xvii) fluctuations between non-U.S. currencies and the U.S. dollar; (xviii) political and economic instability and risk of government actions affecting the Company’s business and its customers or suppliers; (xix) increases in the pricing of raw materials, availability and allocation by suppliers as well as increases in energy-related costs; (xx) the Company’s ability to develop new and innovative products and the acceptance of such products by the Company’s customers; (xxi) cyber risks and the failure to maintain the integrity of the Company’s operational or security systems or infrastructure; (xxii) the introduction of the Organization for Economic Cooperation and Development’s Base Erosion and Profit Shifting; (xxiii) the consolidation of the Company’s customers; (xxiv) competition in the markets for the Company’s products and services and in the geographic areas in which it operates; (xxv) instability and uncertainty in the credit and financial markets and the availability of credit that the Company and its customers need to operate the Company’s business; (xxvi) new and stricter regulations applicable to our business; (xxvii) continued availability of capital and financing and rating agency actions; and (xxviii) other risks described in the Company’s filings with the Securities and Exchange Commission (the “SEC”), including its Annual Report on Form 10-K for the fiscal year ended December 31, 2022, as may be updated or supplemented by any subsequent Quarterly Reports on Form 10-Q or other filings with the SEC. All such factors are difficult to predict and are beyond the Company’s control. While the list of risks and uncertainties presented here is, and the discussion of risks and uncertainties to be presented in the proxy statement will be, considered representative, no such list or discussion should be considered a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, and legal liability to third parties and similar risks, any of which could have a material adverse effect on the completion of the merger and/or the Company’s consolidated financial condition, results of operations, credit rating or liquidity. In light of the significant uncertainties in these forward-looking statements, the Company cannot assure you that the forward-looking statements in this press release will prove to be accurate, and you should not regard these statements as a representation or warranty by the Company, its directors, officers or employees or any other person that the Company will achieve its objectives and plans in any specified time frame, or at all.

The forward-looking statements speak only as of the date they are made. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law. Readers are cautioned not to place undue reliance on these forward-looking statements.

Non-GAAP Financial Information

We present financial information that conforms to generally accepted accounting principles in the United States (“U.S. GAAP"). We also present financial information that does not conform to U.S. GAAP ("Non-GAAP"), as our management believes it is useful to investors.

The Non-GAAP financial metrics exclude items that we consider to be certain specified items (“Special Items”), such as restructuring charges, transition and transformation costs, certain transaction and other charges related to acquisitions and divestitures, gains and losses related to acquisitions and divestitures, and certain other items. We evaluate unusual or Special Items on an individual basis. Our evaluation of whether to exclude an unusual or Special Item for purposes of determining our Non-GAAP financial measures considers both the quantitative and qualitative aspects of the item, including among other things (i) its nature, (ii) whether or not it relates to our ongoing business operations, and (iii) whether or not we expect it to occur as part of our normal business on a regular basis.

EBITDA and Adjusted EBITDA

EBITDA and Adjusted EBITDA are supplemental measures that are not required by, or presented in accordance with, U.S. GAAP. We define EBITDA as income (loss) before income tax provisions (benefit), interest expense, and depreciation and amortization, and Adjusted EBITDA, as EBITDA adjusted for other items to (i) eliminate certain non-operating income or expense items, (ii) eliminate the impact of certain non-cash and other items that are included in net income (loss) that we do not consider indicative of our ongoing operating performance, and (iii) eliminate certain unusual and non-recurring items impacting results in a particular period.

EBITDA and Adjusted EBITDA are not measures of our financial performance under U.S. GAAP and should not be considered as an alternative to revenues, net income (loss), income (loss) before income tax provision or any other performance measures derived in accordance with U.S. GAAP, nor should they be considered as alternatives to cash flows from operating activities as a measure of liquidity in accordance with U.S. GAAP. In addition, our method of calculating EBITDA and Adjusted EBITDA may vary from the methods used by other companies.

Our management considers EBITDA and Adjusted EBITDA to be key indicators of our financial performance. Additionally, we believe EBITDA and Adjusted EBITDA are frequently used by securities analysts, investors and other interested parties in the evaluation of companies in our industry. We also believe that investors, analysts and rating agencies consider EBITDA and Adjusted EBITDA useful means of measuring our ability to meet our debt service obligations and evaluating our financial performance, and management uses these measures for one or more of these purposes. Our presentation of EBITDA and Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by unusual or nonrecurring items. EBITDA and Adjusted EBITDA have important limitations as analytical tools and you should not consider them in isolation or as a substitute for analysis of our results as reported under U.S. GAAP. The use of EBITDA and Adjusted EBITDA instead of net income has limitations as an analytical tool.

Adjusted Net Income

Adjusted Net Income (as defined below) and Adjusted Earnings (Loss) Per Share (“Adjusted EPS”) are Non-GAAP financial measures. We define Adjusted Net Income as net income (loss) adjusted to (i) eliminate certain non-operating income or expense items, (ii) eliminate the impact of certain non-cash and other items that are included in net income that we do not consider indicative of our ongoing operating performance, (iii) eliminate certain unusual and non-recurring items impacting results in a particular period, and (iv) reflect the tax effect of items (i) through (iii) and other tax special items.

We believe that in addition to our results determined in accordance with GAAP, Adjusted Net Income and Adjusted EPS are useful in evaluating our business, results of operations and financial condition. We believe that Adjusted Net Income and Adjusted EPS may be helpful to investors because they provide consistency and comparability with past financial performance and facilitate period to period comparisons of our operations and financial results, as they eliminate the effects of certain variables from period to period for reasons that we do not believe reflect our underlying operating performance or are unusual or infrequent in nature. However, Adjusted Net Income and Adjusted EPS are presented for supplemental informational purposes only and should not be considered in isolation or as a substitute or alternative for financial information presented in accordance with GAAP.

Adjusted Net Income and Adjusted EPS have limitations as analytical tools.

Additional Information and Where to Find It
In connection with the proposed transaction, the Company intends to file with the SEC and furnish to shareholders a proxy statement on Schedule 14A. The Company, certain of its affiliates and certain affiliates of Bain Capital, LP intend to jointly file a transaction statement on Schedule 13E-3 (the “Schedule 13E-3”) with the SEC. Promptly after filing its definitive proxy statement with the SEC, the Company will mail the definitive proxy statement, the Schedule 13E-3 and a proxy card to each shareholder of the Company entitled to vote at the meeting relating to the proposed transaction. This press release is not a substitute for the proxy statement or any other document that the Company may file with the SEC or send to its shareholders in connection with the proposed transaction. INVESTORS AND SHAREHOLDERS OF THE COMPANY ARE URGED TO READ THE PROXY STATEMENT, THE SCHEDULE 13E-3 AND OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE PROPOSED TRANSACTION BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE PROPOSED TRANSACTION, THE RISKS RELATED THERETO AND RELATED MATTERS. The materials to be filed by the Company will be made available to the Company’s investors and shareholders at no expense to them and copies may be obtained free of charge on the Company’s website at www.diversey.com. In addition, all of those materials will be available at no charge on the SEC’s website at www.sec.gov.

Participants in the Solicitation

The Company and its directors, executive officers, other members of its management and employees may be deemed to be participants in the solicitation of proxies of the Company’s shareholders in connection with the proposed transaction under SEC rules. Investors and shareholders may obtain more detailed information regarding the names, affiliations and interests of the Company’s executive officers and directors in the solicitation by reading the Company’s proxy statement for its 2022 annual meeting of shareholders, the Annual Report on Form 10-K for the fiscal year ended December 31, 2022, and the proxy statement and other relevant materials that will be filed with the SEC in connection with the proposed transaction when they become available. Information concerning the interests of the Company’s participants in the solicitation, which may, in some cases, be different than those of the Company’s shareholders generally, will be set forth in the proxy statement relating to the proposed transaction when it becomes available.

Diversey Holdings, Ltd.
Consolidated Balance Sheets

(in millions except share and per share amounts)	December 31, 2022	December 31, 2021
Assets
Current assets:
Cash and cash equivalents	$205.6	$207.6
Trade receivables, net of allowance for doubtful accounts of $21.7 and $23.5	457.4	414.3
Other receivables	77.1	59.3
Inventories	354.6	337.6
Prepaid expenses and other current assets	110.6	69.4
Total current assets	1,205.3	1,088.2
Property and equipment, net	254.1	210.7
Goodwill	462.8	471.5
Intangible assets, net	1,984.1	2,147.3
Other non-current assets	348.4	382.3
Total assets	$4,254.7	$4,300.0

Liabilities and stockholders' equity
Current liabilities:
Short-term borrowings	$3.8	$10.7
Current portion of long-term debt	12.4	10.9
Accounts payable	552.6	434.3
Accrued restructuring costs	28.0	16.7
Other current liabilities	399.2	384.5
Total current liabilities	996.0	857.1
Long-term debt, less current portion	1,969.0	1,973.0
Deferred taxes	148.6	164.3
Other non-current liabilities	468.1	520.0
Total liabilities	3,581.7	3,514.4
Commitments and contingencies
Stockholders' equity:
Ordinary shares, $0.0001 par value per share; 1,000,000,000 shares authorized, 324,328,774 and 324,369,517 shares outstanding in 2022 and 2021, respectively	—	—
Preferred shares, $0.0001 par value per share, 200,000,000 shares authorized, 0 shares outstanding in 2022 and 2021	—	—
Additional paid-in capital	1,717.5	1,662.7
Accumulated deficit	(889.4)	(720.1)
Accumulated other comprehensive loss	(155.1)	(157.0)
Total stockholders' equity	673.0	785.6
Total liabilities and stockholders' equity	$4,254.7	$4,300.0

Diversey Holdings, Ltd.
Consolidated Statements of Operations

	Three Months Ended December 31,			Year Ended December 31,
(in millions except per share amounts)	2022	2021	2020	2022	2021	2020
Net sales	$701.6	$672.4	$667.4	$2,765.9	$2,618.9	$2,629.2
Cost of sales	540.6	428.1	409.4	1,890.1	1,601.6	1,559.4
Gross profit	161.0	244.3	258.0	875.8	1,017.3	1,069.8
Selling, general and administrative expenses	182.9	184.3	252.8	797.6	826.8	835.7
Transition and integration costs	25.2	12.7	16.1	51.3	45.8	37.0
Management fee	—	—	1.9	—	19.4	7.5
Amortization of intangible assets	21.7	24.1	24.2	90.2	96.7	98.2
Restructuring and exit costs	(18.9)	16.0	26.8	48.7	38.4	32.1
Operating income (loss)	(49.9)	7.2	(63.8)	(112.0)	(9.8)	59.3
Interest expense	29.0	28.9	32.9	112.0	126.3	127.7
Foreign currency (gain) loss related to hyperinflationary subsidiaries	1.7	0.6	1.3	(1.9)	(2.1)	1.6
Loss on extinguishment of debt	—	—	—	—	15.6	—
Other (income) expense, net	(1.4)	(4.9)	(11.5)	(36.6)	(0.1)	(40.7)
Loss before income tax provision (benefit)	(79.2)	(17.4)	(86.5)	(185.5)	(149.5)	(29.3)
Income tax provision (benefit)	(19.7)	18.3	(14.7)	(16.2)	25.3	9.2
Net loss	$(59.5)	$(35.7)	$(71.8)	$(169.3)	$(174.8)	$(38.5)

Basic and diluted loss per share	$(0.19)	$(0.11)	$(0.30)	$(0.53)	$(0.60)	$(0.16)
Basic and diluted weighted average shares outstanding	321.3	310.9	243.2	320.2	290.4	243.2

Reconciliation of gross margin to adjusted gross margin:
Net sales	$701.6	$672.4	$667.4	$2,765.9	$2,618.9	$2,629.2

Cost of sales, as reported	540.6	428.1	409.4	1,890.1	1,601.6	1,559.4
Less costs related to facilities consolidations	(84.8)	—	—	(84.8)	—	—
Less share-based compensation included in cost of sales	(0.2)	(0.6)	—	0.3	(7.5)	—
Less acquisition accounting adjustments	—	—	—	(1.3)	—	—
Less inventory reserves	(0.9)	(13.9)	—	(18.3)	(13.9)	—
Non-GAAP adjusted cost of sales	$454.7	$413.6	$409.4	$1,786.0	$1,580.2	$1,559.4

Gross margin
Reported gross margin	22.9%	36.3%	38.7%	31.7%	38.8%	40.7%
Non-GAAP adjusted gross margin	35.2%	38.5%	38.7%	35.4%	39.7%	40.7%

Diversey Holdings, Ltd.
Consolidated Statements of Cash Flows

(in millions)	Year Ended December 31, 2022	Year Ended December 31, 2021	Year Ended December 31, 2020
Operating activities:
Net loss	$(169.3)	$(174.8)	$(38.5)
Adjustments to reconcile net loss to cash provided by (used in) operating activities:
Depreciation and amortization	180.5	187.5	195.6
Amortization of deferred financing costs and original issue discount	7.3	27.3	11.3
Amortization of fair value set up of acquired inventory	1.3	—	—
Loss on extinguishment of debt	—	15.6	—
(Gain) loss on cash flow hedges	6.9	4.1	(3.2)
Deferred taxes	(26.2)	(25.3)	(28.8)
Unrealized foreign exchange (gain) loss	(5.9)	12.9	(25.1)
Share-based compensation	54.8	81.7	67.5
Impact of highly inflationary subsidiaries	(1.9)	(2.1)	1.6
Provision for (recovery of) bad debts	3.2	(1.2)	11.1
Provision for slow moving inventory	17.2	12.0	13.4
Non-cash pension benefit	(14.2)	(15.7)	(12.9)
Non-cash restructuring and exit costs	—	16.1	—
Non-cash tax receivable agreement adjustments	(22.6)	(10.1)	—
Gain on sale of property and equipment	(0.3)	(3.4)	(0.6)
Changes in operating assets and liabilities:
Trade receivables, net	(76.3)	(126.8)	17.0
Inventories, net	(68.7)	(69.6)	(70.4)
Accounts payable	142.8	41.8	(33.5)
Income taxes, net	(31.7)	3.8	(34.0)
Other assets and liabilities, net	36.8	(62.5)	32.5
Cash provided by (used in) operating activities	33.7	(88.7)	103.0
Investing activities:
Business acquired in purchase transactions, net of cash acquired	(40.2)	(56.3)	(51.2)
Acquisition of intellectual property	—	(3.0)	—
Proceeds from sale of property and equipment and other assets	0.4	4.0	0.5
Dosing and dispensing equipment, net	(77.3)	(64.6)	(45.6)
Capital expenditures	(59.6)	(54.6)	(41.4)
Collection of deferred factored receivables	—	40.1	66.9
Cash used in investing activities	(176.7)	(134.4)	(70.8)
Financing activities:
Contingent consideration payments	(4.6)	(3.2)	(5.4)
Proceeds (payments)/from short-term borrowings	(6.2)	11.8	(0.4)
Proceeds from revolving credit facility	50.0	140.0	90.0
Payments on revolving credit facility	(50.0)	(140.0)	(210.0)
Proceeds from long-term borrowings	—	2,000.0	169.0
Payments on long-term borrowings	(17.8)	(2,668.8)	(22.9)
Payment of deferred financing costs and original issue discount	—	(35.1)	(1.7)
Payment of bond redemption premium	—	(7.6)	—
Issuance of ordinary shares sold in IPO, net of offering costs	—	725.7	—
Issuance of additional ordinary shares, net of offering costs	—	214.4	—
Equity contributions	—	—	5.0
Proceeds from termination of derivatives	186.1	—	—
Cash provided by financing activities	157.5	237.2	23.6
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(16.5)	(7.6)	3.6
Increase (decrease) in cash, cash equivalents and restricted cash	(2.0)	6.5	59.4
Cash, cash equivalents and restricted cash at beginning of period(a)	208.2	201.7	142.3

Cash, cash equivalents and restricted cash at end of period(a)	$206.2	$208.2	$201.7

Supplemental Cash Flow Information:
Interest payments	$86.5	$111.9	$117.1
Income tax payments	$41.2	$48.1	$56.4
Conversion of preferred equity certificates to equity	$—	$620.9	$—
Beneficial interest obtained in exchange for factored receivables	$—	$25.6	$65.7

Adjusted EBITDA for each of our reportable segments and in total is as follows:

(millions, unaudited)	Three Months Ended December 31, 2022	Three Months Ended December 31, 2021
Institutional	$68.5	$86.3
Food & Beverage	24.0	32.4
Total Segment Adjusted EBITDA	92.5	118.7
Corporate costs	0.9	(9.2)
Consolidated Adjusted EBITDA	$93.4	$109.5

(millions)	Year Ended December 31, 2022	Year Ended December 31, 2021
Institutional	$264.8	$319.8
Food & Beverage	96.5	133.7
Total Segment Adjusted EBITDA	361.3	453.5
Corporate costs	(31.2)	(43.4)
Consolidated Adjusted EBITDA	$330.1	$410.1

The following tables reconcile net loss before income tax provision (benefit) to EBITDA and Adjusted EBITDA for the periods presented:

(in millions)	Three Months Ended December 31, 2022	Three Months Ended December 31, 2021	Three Months Ended December 31, 2020
Loss before income tax provision (benefit)	$(79.2)	$(17.4)	$(86.5)
Interest expense	29.0	28.9	32.9
Interest income	(2.0)	(7.0)	(1.3)
Amortization expense of intangible assets acquired	21.7	24.1	24.2
Depreciation expense included in cost of sales	18.2	20.7	25.1
Depreciation expense included in selling, general and administrative expenses	2.4	1.2	1.7
EBITDA	(9.9)	50.5	(3.9)
Transaction and integration costs(1)	25.2	12.7	16.1
Restructuring and exit costs(2)	(18.9)	16.0	26.8
Other costs related to facilities consolidations(3)	84.8	—	—
Foreign currency (gain) loss related to hyperinflationary subsidiaries(4)	1.7	0.6	1.3
Adjustment for tax indemnification asset(5)	4.0	5.5	1.4
Acquisition accounting adjustments(6)	—	—	—
Bain Capital management fee(7)	—	—	1.9
Non-cash pension and other post-employment benefit plan(8)	(3.9)	(3.7)	(3.2)
Unrealized foreign currency exchange (gain) loss(9)	3.0	7.7	(7.5)
Factoring and securitization fees(10)	1.8	1.1	1.1
Share-based compensation(11)	9.5	15.9	66.3
Tax receivable agreement adjustments(12)	(5.9)	(14.2)	—
Loss on extinguishment of debt(13)	—	—	—
Realized foreign currency exchange loss on debt refinancing(14)	—	—	—
COVID-19 inventory charges(15)	0.9	13.9	—
Other items	1.1	3.5	(4.0)
Consolidated Adjusted EBITDA	$93.4	$109.5	$96.3

(in millions)	Year Ended December 31, 2022	Year Ended December 31, 2021	Year Ended December 31, 2020
Loss before income tax provision (benefit)	(185.5)	$(149.5)	$(29.3)
Interest expense	112.0	126.3	127.7
Interest income	(4.8)	(9.9)	(5.9)
Amortization expense of intangible assets acquired	90.2	96.7	98.2
Depreciation expense included in cost of sales	80.3	82.7	89.5
Depreciation expense included in selling, general and administrative expenses	10.0	8.1	7.9
EBITDA	102.2	154.4	288.1
Transaction and integration costs(1)	51.3	45.8	37.0
Restructuring and exit costs(2)	48.7	38.4	32.1
Other costs related to facilities consolidations(3)	84.8	—	—
Foreign currency (gain) loss related to hyperinflationary subsidiaries(4)	(1.9)	(2.1)	1.6
Adjustment for tax indemnification asset(5)	4.7	6.9	2.8
Acquisition accounting adjustments(6)	1.3	—	—
Bain Capital management fee(7)	—	19.4	7.5
Non-cash pension and other post-employment benefit plan(8)	(14.2)	(15.7)	(12.9)
Unrealized foreign currency exchange (gain) loss(9)	(5.9)	12.9	(25.1)
Factoring and securitization fees(10)	5.7	4.7	4.3
Share-based compensation(11)	56.2	115.2	67.5
Tax receivable agreement adjustments(12)	(22.6)	(10.1)	—
Loss on extinguishment of debt(13)	—	15.6	—
Realized foreign currency exchange loss on debt refinancing(14)	—	4.5	—
COVID-19 inventory charges(15)	18.3	13.9	—
Other items	1.5	6.3	(1.7)
Consolidated Adjusted EBITDA	$330.1	$410.1	$401.2

The following tables reconcile net loss to Adjusted Net Income and basic and diluted loss per share to Adjusted EPS for the periods presented:

	Three Months Ended December 31, 2022		Three Months Ended December 31, 2021		Three Months Ended December 31, 2020
(in millions, except per share amounts)	Net Income (Loss)	Basic and diluted EPS(19)	Net Income (Loss)	Basic and diluted EPS(19)	Net Income (Loss)	Basic and diluted EPS(19)
Reported (GAAP)	$(59.5)	$(0.19)	$(35.7)	$(0.11)	$(71.8)	$(0.30)
Amortization expense of intangible assets acquired	21.7	0.07	24.1	0.08	24.2	0.10
Transaction and integration costs(1)	25.2	0.08	12.7	0.04	17.0	0.07
Restructuring and exit costs(2)	(18.9)	(0.06)	16.0	0.05	26.8	0.11
Other costs related to facilities consolidations(3)	84.8	0.27	—	—	—	—
Foreign currency (gain) loss related to hyperinflationary subsidiaries(4)	1.7	0.01	0.6	—	1.3	0.01
Adjustment for tax indemnification asset(5)	4.0	0.01	5.5	0.02	1.4	0.01
Acquisition accounting adjustments(6)	—	—	—	—	—	—
Bain Capital management fee(7)	—	—	—	—	1.9	0.01
Non-cash pension and other post-employment benefit plan(8)	(3.9)	(0.01)	(3.7)	(0.01)	(3.2)	(0.01)
Unrealized foreign currency exchange (gain) loss(9)	3.0	0.01	7.7	0.02	(7.5)	(0.03)
Share-based compensation(11)	9.5	0.03	15.9	0.05	66.3	0.27
Tax receivable agreement adjustments(12)	(5.9)	(0.02)	(14.2)	(0.05)	—	—
Loss on extinguishment of debt(13)	—	—	—	—	—	—
Realized foreign currency exchange loss on debt refinancing(14)	—	—	—	—	—	—
COVID-19 inventory charges(15)	0.9	—	13.9	0.04	—	—
Accelerated expense of deferred financing and original issue discount costs(16)	—	—	4.9	0.02	—	—
Other items	1.1	—	3.5	0.01	(4.0)	(0.02)
Tax effects related to non-GAAP adjustments(17)	(20.1)	(0.06)	(26.7)	(0.09)	(14.1)	(0.06)
Discrete tax adjustments(18)	(17.0)	(0.05)	26.7	0.09	(9.7)	(0.04)
Adjusted (Non-GAAP)	$26.6	$0.09	$51.2	$0.16	$28.6	$0.12

	Year Ended December 31, 2022		Year Ended December 31, 2021		Year Ended December 31, 2020
(in millions, except per share amounts)	Net Income (Loss)	Basic and diluted EPS(19)	Net Income (Loss)	Basic and diluted EPS(19)	Net Income (Loss)	Basic and diluted EPS(19)
Reported (GAAP)	$(169.3)	$(0.53)	$(174.8)	$(0.60)	$(38.5)	$(0.16)
Amortization expense of intangible assets acquired	90.2	0.28	96.7	0.33	98.2	0.40
Transaction and integration costs(1)	51.3	0.16	45.8	0.16	37.0	0.15
Restructuring and exit costs(2)	48.7	0.15	38.4	0.13	32.1	0.13
Other costs related to facilities consolidations(3)	84.8	0.26	—	—	—	—
Foreign currency (gain) loss related to hyperinflationary subsidiaries(4)	(1.9)	(0.01)	(2.1)	(0.01)	1.6	0.01
Adjustment for tax indemnification asset(5)	4.7	0.01	6.9	0.02	2.8	0.01
Acquisition accounting adjustments(6)	1.3	—	—	—	—	—
Bain Capital management fee(7)	—	—	19.4	0.07	7.5	0.03
Non-cash pension and other post-employment benefit plan(8)	(14.2)	(0.04)	(15.7)	(0.05)	(12.9)	(0.05)
Unrealized foreign currency exchange (gain) loss(9)	(5.9)	(0.02)	12.9	0.04	(25.1)	(0.10)
Share-based compensation(11)	56.2	0.18	115.2	0.40	67.5	0.28
Tax receivable agreement adjustments(12)	(22.6)	(0.07)	(10.1)	(0.03)	—	—
Loss on extinguishment of debt(13)	0.0	0.00	15.6	0.05	—	—
Realized foreign currency exchange loss on debt refinancing(14)	0.0	0.00	4.5	0.02	—	—
COVID-19 inventory charges(15)	18.3	0.06	13.9	0.05	—	—
Accelerated expense of deferred financing and original issue discount costs(16)	—	—	18.9	0.07	—	—
Other items	1.5	—	6.3	0.01	(1.7)	(0.01)
Tax effects related to non-GAAP adjustments(17)	(69.1)	(0.20)	(69.3)	(0.24)	(33.3)	(0.14)
Discrete tax adjustments(18)	12.7	0.04	29.3	0.10	(11.6)	(0.04)
Adjusted (Non-GAAP)	$86.7	$0.27	$151.8	$0.52	$123.6	$0.51

(1)These costs consist primarily of professional and consulting services which are non-operational in nature, costs related to strategic initiatives, acquisition-related costs, and costs incurred in preparing to become a publicly traded company.

(2)Includes costs related to restructuring programs and business exit activities. See Note 18 — Restructuring and Exit Activities in the Notes to our Consolidated Financial Statements included in our Annual Report on Form 10-K for additional information.

(3)Represents other costs related to consolidating certain manufacturing and warehousing facilities within Europe and North America, which are non-recurring and included in Cost of Sales in our Consolidated Statements of Operations.

(4)Argentina and Turkey were deemed to have highly inflationary economies and the functional currencies for our Argentina and Turkey operations were changed from the Argentine peso and Turkish lira to the United States dollar and remeasurement charges/credits are recorded in our Consolidated Statements of Operations rather than as a component of Cumulative Translation Adjustment on our Consolidated Balance Sheets.

(5)In connection with the Diversey Acquisition, the purchase agreement governing the transaction includes indemnification provisions with respect to tax liabilities. The offset to this adjustment is included in income tax provision. See Note 14 - Income Taxes in the Notes to our Consolidated Financial Statements included in our Annual Report on Form 10-K for additional information.

(6)In connection with various acquisitions we recorded fair value increases to our inventory. These amounts represent the amortization of this increase.

(7)Represents fees paid to Bain Capital pursuant a management agreement whereby we have received general business consulting services; financial, managerial and operational advice; advisory and consulting services with respect to selection of advisors; advice in different fields; and financial and strategic planning and analysis. The management agreement was terminated in March 2021 pursuant to its terms upon the consummation of the IPO, and we recorded a termination fee of $17.5 million during 2021.

(8)Represents the net impact of the expected return on plan assets, interest cost, and settlement cost components of net periodic defined benefit income related to our defined benefit pension plans. See Note 13 - Retirement Plans in the Notes to our Consolidated Financial Statements included in our Annual Report on Form 10-K for additional information.

(9)Represents the unrealized foreign currency exchange impact on our operations, primarily attributed to the valuation of the U.S. dollar-denominated debt held by our European entity and our tax receivable agreement.

(10)Represents the fees to complete the sale of the receivables without recourse under our accounts receivable factoring and securitization agreements. See Note 6 - Financial Statement Details to our Consolidated Financial Statements included elsewhere in this Annual Report on Form 10-K for additional information.

(11)Represents compensation expense associated with our share-based equity and liability awards. See Note 17 — Share-Based Compensation in the Notes to our Consolidated Financial Statements included in our Annual Report on Form 10-K for additional information.

(12)Represents the adjustment to our tax receivable agreement liability due to changes in valuation allowances that impact the realizability of the attributes of the tax receivable agreement. See Note 14 — Income Taxes in the Notes to our Consolidated Financial Statements included in our Annual Report on Form 10-K for additional information.

(13)Represents the costs incurred in connection with the redemption of the 2017 Senior Notes on September 29, 2021. See Note 10 — Debt and Credit Facilities in the Notes to our Consolidated Financial Statements included in our Annual Report on Form 10-K for additional information.

(14)During 2021, we incurred a realized foreign currency exchange loss related to the refinancing of the Senior Secured Credit Facilities. See Note 10 — Debt and Credit Facilities in the Notes to our Consolidated Financial Statements included in our Annual Report on Form 10-K for additional information.

(15)Represents charges for excess inventory and estimated disposal costs related to COVID-19.

(16)Represents accelerated non-cash expense of deferred financing costs and original issue discount costs as certain debt facilities were fully repaid or paid down significantly in March 2021 using proceeds from the IPO.

(17)The tax rate used to calculate the tax impact of the pre-tax adjustments is based on the jurisdiction in which the charge was recorded.

(18)Represents adjustments related to discrete tax items including uncertain tax provisions, impacts from rate changes in certain jurisdictions and changes in our valuation allowance.

(19)For purposes of calculating earnings (loss) per share we have retrospectively presented earnings (loss) per share as if the Reorganization Transactions (See Note 1 - General and Description of Business in the Notes to our Consolidated Financial Statements included in our Annual Report on Form 10-K for additional information) had occurred at the beginning of the earliest period presented. Such retrospective presentation reflects an increase of approximately 47.4 million shares due to the exchange of shares in Constellation for shares in the Company.

The following table represents net sales by segment:

(in millions, except percentages)	Institutional		Food & Beverage		Total
Q4 2021 Net Sales	$486.9	72.4%	$185.5	27.6%	$672.4
Organic change (non-U.S. GAAP)	44.1	9.1%	43.1	23.2%	87.2	13.0%
Acquisition	10.0	2.1%	6.5	3.5%	16.5	2.5%
Constant dollar change (non-U.S. GAAP)	54.1	11.1%	49.6	26.7%	103.7	15.4%
Foreign currency translation	(50.7)	(10.4)%	(23.8)	(12.8)%	(74.5)	(11.1)%
Total change	3.4	0.7%	25.8	13.9%	29.2	4.3%
Q4 2022 Net Sales	$490.3	69.9%	$211.3	30.1%	$701.6